Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated July 12, 2024, relating to the combined financial statements of the Coastal Pines Group as of and for the years ended December 31, 2023 and 2022 included in this Current Report on Form 8-K/A of Blum Holdings, Inc.

/s/ MATSUURA

Costa Mesa, California

July 17, 2024